SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 8, 2008

MERUELO MADDUX PROPERTIES, INC.
(Exact name of registrant specified in its charter)

                         Delaware                                                              0001-33262                                                                 20-5398955
(State of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

761 Terminal Street
Building 1, Second Floor
Los Angeles, California  90021
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (213) 291-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2008, Meruelo Maddux Properties, Inc. (the Company) announced that Andrew Murray was appointed as Chief Financial Officer of the Company effective May 23, 2008.  Mr. Murray, 41, most recently led the West Coast real estate investment banking activities for FBR Capital Markets Corporation (NASDAQ: FBCM), an investment banking, institutional brokerage and asset management firm, where he held the position of senior vice president.  Mr. Murray had been with FBR for four years and previous to that was a consultant for Prospect Financial Advisors.   Mr. Murray began his career in 1989 at Salomon Brothers and is a graduate of the Wharton School of Business of the University of Pennsylvania.

A subsidiary of FBR was one of the book-running underwriters of the Company’s initial public offering in 2007, which raised approximately $425.7 million, after the underwriting discount but before expenses related to the offering, and Mr. Murray was one of the investment bankers that led FBR’s involvement in the offering.

Mr. Murray entered into a three-year employment agreement with the Company effective May 23, 2008.  The agreement automatically renews for successive one-year periods at the end of the initial term unless either party gives 60 days’ prior written notice that the term will not be extended.  Mr. Murray’s employment agreement provides for a minimum base salary of $275,000 per year and a minimum cash bonus of 25% of his annual base salary with any additional bonus amounts to be determined by the compensation committee of the Company’s board of directors in its sole discretion.  Mr. Murray will also be paid a lump-sum cash signing bonus equal to $200,000 as an incentive to join the Company.

In addition, Mr. Murray is entitled to receive up to 500,000 long-term incentive plan units, or LTIP units, in Meruelo Maddux Operating Partnership, L.P., the Company’s operating partnership through which its conducts its business.  Details of the issuance of such 500,000 LTIP units is described in the next two paragraphs.

As a performance incentive, during the term of his employment with the Company under the employment agreement, Mr. Murray may earn up to five tranches of 40,000 LTIP units each if the Company’ stock price exceeds pre-determined thresholds ($10 per share, $11 per share, $12 per share, $13 per share and $14 per share, respectively, for the five tranches), for an aggregate of up to 200,000 LTIP units.  Each tranche of 40,000 LTIP units is earned and fully vested when the Company’s common stock trades at or above the applicable stock price threshold over a period of 20 consecutive trading days, as reported by the Nasdaq Global Market (or other affiliated or successor national securities exchange on which the Company’s common stock may then trade).  Mr. Murray will also receive the foregoing LTIP units in the event of a change in control of the Company during the term of his employment under the employment agreement, where the actual or implied per-share common stock price realized by the holders of the Company’s common stock equals or exceeds the applicable stock price thresholds.

In addition, Mr. Murray will receive 35,000; 60,000; 60,000; 60,000; 60,000; and 25,000 LTIP Units on December 31, 2008, December 31, 2009, December 31, 2010, December 31, 2011, December 31, 2012, and May 31, 2013, respectively (an aggregate of up to 300,000 LTIP units), provided such date occurs during Mr. Murray’s term of employment under the employment agreement.  Mr. Murray will also receive the foregoing LTIP units in the event of certain changes in control of the Company that occur during the term of his employment under the employment agreement.

Mr. Murray’s employment agreement provides that upon the termination of Mr. Murray’s term of employment thereunder either by the Company without “cause” or by Mr. Murray for “good reason,” Mr. Murray will be entitled to the following severance payments and benefits:

•
upon termination by the Company without “cause,” a lump-sum cash payment equal to two times the sum of (1) Mr. Murray’s then-current annual base salary; and (2) the greater of (i) the bonus paid to Mr. Murray for the most recently completed fiscal year (excluding any signing bonus), and (ii) the minimum bonus that would have been paid to Mr. Murray for the fiscal year in which the termination occurs (excluding any signing bonus);

•
upon termination by Mr. Murray for “good reason,” a lump-sum cash payment equal to two times the sum of (1) Mr. Murray’s then-current annual base salary; and (2) the bonus paid to Mr. Murray for the most recently completed fiscal year (excluding any signing bonus);

•
for one year after termination of employment, continuing coverage under the group health plans Mr. Murray would have received under his employment agreement, as would have been applied in the absence of such termination; and

•	immediate vesting of all outstanding equity-based awards held by the named executive officer.

In connection with a termination without cause or Mr. Murray’s resignation for good reason, as a condition to receiving severance payment and related benefits, Mr. Murray has agreed, among other matters, to provide a general release of claims against the Company.  In addition, Mr. Murray has agreed, for a one-year period following a termination of his employment with the Company: (i) not to interfere with, impair, disrupt or damage the Company’s relationship with any of the tenants, customers, suppliers or other business partners of the Company with whom he has had contact, or conducted business, by contacting them for the purpose of inducing or encouraging any of them to divert or take away business from the Company, and (ii) interfere with, impair, disrupt or damage the Company’s business by contacting any Company employees for the purpose of inducing or encouraging them to discontinue their employment with the Company.

The Company expects to provide Mr. Murray with an indemnification agreement with terms and conditions substantially consistent with the terms and conditions of the indemnification agreements the Company provided its current executive officers and directors. The Company’s indemnification agreements with its current executive officers and directors provide for certain indemnification, to the maximum extent permitted by law, against expenses and costs incurred by such officer or director in connection with claims arising as a result of his service with the Company.

Effective May 23, 2008, Fred Skaggs, who previously acted as the Company’s Chief Financial Officer, has been appointed as the Company’s Chief Accounting Officer.

The disclosure of the terms and conditions of Mr. Murray’s employment agreement is qualified in its entirety by the actual terms and conditions contained in such document, which is filed as exhibits to this report.

Item 7.01                      Regulation FD Disclosure.

A copy of the press release announcing Mr. Murray’s appointment is furnished as Exhibit 99.1 to this report.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                                Description

10.1	Employment agreement of Andrew Murray

99.1	Press release, dated May 8, 2008, issued by Meruelo Maddux Properties, Inc. announcing the appointment of Andrew Murray as Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERUELO MADDUX PROPERTIES, INC.

Date: May 14, 2008	By:	/s/ Todd Nielsen
Todd Nielsen
General Counsel

Exhibit Index

Exhibit No.                                Description

10.1	Employment agreement of Andrew Murray

99.1	Press release, dated May 8, 2008, issued by Meruelo Maddux Properties, Inc. announcing the appointment of Andrew Murray as Chief Financial Officer